UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2015

METASOLUTIONS, INC.
(Name of registrant in its charter)

Nevada	333-201719	47-2548273
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

34 Randall Avenue
Suite 100
Lynbrook, NY  11563
(Address of principal executive offices)

(516) 887-2353
 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01   Changes in Control of Registrant.

On December 29, 2015 (the “Closing Date”), Peter McGoldrick (the “Selling Stockholder”), the sole executive officer and director of Metasolutions, Inc. (the “Company”) and the owner of 4,500,000 shares of the Company’s common stock representing 50% of the Company’s issued and outstanding common stock (the “McGoldrick Shares”), consummated a Securities Purchase Agreement (“SPA”) pursuant to which the Selling Stockholder sold the McGoldrick Shares to Kazi Hasan (“KH”) for aggregate consideration of $265,100, or approximately $.0589 per share. KH also purchased 2,015,000 shares of the Company’s common stock in a series of private transactions for $0.02 a share from non-affiliates of the Company (the “Non-Affiliate Shares”). Upon completion of the purchase of the McGoldrick Shares and the Non-Affiliate Shares, KH owned 6,515,000 shares, or approximately 72.4% of the issued and outstanding common stock of the Company.

Funds utilized for the purchase of the McGoldrick Shares and the Non-Affiliate Shares were provided by a number of unaffiliated persons that funded an escrow for the purpose of effecting a change of control of the Company in anticipation of a future transaction involving the Company (the “Transaction”).  On or about the Closing Date, the persons that funded KH also entered into agreements to acquire additional unrestricted shares of the Company’s common stock from certain non-affiliate shareholders of the Company. It is expected that all or substantially all of the McGoldrick Shares and Non-Affiliate Shares will be cancelled in connection with the closing of a Transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA and the transactions contemplated thereby, effective as of December 28, 2015, the Selling Stockholder resigned as a director and officer of the Company and KH was appointed to serve as the Company’s Chief Executive Officer and as its sole director. The Selling Stockholder did not have any disagreements with the Company regarding the operations, policies or practices of the Company.

KH will not receive any compensation for his service as the Company’s Chief Executive Officer and director. There are no related party transactions between the Company and KH that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Background of Director and Officer

Kazi Hasan (age 69) was appointed to serve as the Company’s Chief Executive Officer and as its sole director as of the Closing Date. He has a Master's Degree in Manufacturing Engineering and an MBA from Boston University. He started his career working as a Consulting Engineer for URS Corp., followed by working as a Security Analyst for Prescott, Ball & Turban (since acquired by Kemper). Mr. Hasan has been an entrepreneur and media consultant since 2000, but has been retired from active employment since prior to 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

METASOLUTIONS, INC.

Date: January 5, 2016	By: /s/ Kazi Hasan
Kazi Hasan Chief Executive Officer